Exhibit 4.5

Return to:

Prepared by: Dennis A. Barbour (VSB 22144), 4415 Electric Road, Roanoke, Virginia 24018

Tax Map Parcels: 037.07-01-05.02-0000, 037.07-01-15.00-0000 & 037.07-01-15.01-0000

Recording Tax Exemption: Virginia Code Section 58.1-809. This instrument does not increase the amount of the principal obligation secured thereby.

MODIFICATION OF CREDIT LINE DEED OF TRUST

THIS MODIFICATION OF CREDIT LINE DEED OF TRUST (this “Modification”) dated April 26, 2016, is made and executed among OPTICAL CABLE CORPORATION, a Virginia corporation, whose address is 5290 Concourse Drive, Roanoke, Virginia 24019 ("Grantor"); ANDREW B. AGEE, whose business address is 36 Church Avenue SW, Roanoke, VA 24011, as Trustee ("Grantee," also referred to below as "Trustee"); and BANK OF NORTH CAROLINA, organized and existing under the laws of North Carolina (and successor by merger with VALLEY BANK), whose address is PO Box 1148, Thomasville, NC 27361-1148 (“Beneficiary,” also referred to below as "Lender").

THIS IS A CREDIT LINE DEED OF TRUST. The name of the Beneficiary is Bank of North Carolina and the address at which communications may be mailed or delivered to the Beneficiary is PO Box 1148, Thomasville, North Carolina, 27361-1148. The maximum aggregate amount of principal to be secured at any one time is $17,000,000.00. The name and address of the Beneficiary are changed from the information listed in the Deed of Trust.

DEED OF TRUST. Grantor executed and delivered a Deed of Trust dated May 30, 2008, recorded on May 30, 2008, in the Clerk's Office of the Circuit Court of Roanoke County, Virginia, as Instrument #200807565, as corrected by Corrected Deed of Trust dated June 4, 2008, and recorded on June 4, 2008, in the Clerk’s Office aforesaid as Instrument #200807923 (collectively, the "Deed of Trust"), with respect to certain real property more particularly described in the Deed of Trust. The Deed of Trust encumbers the Real Property as described therein and more particularly described on attached Schedule A.

Since the recordation of the Deed of Trust, the following events have occurred: (1) Valley Bank merged into Bank of North Carolina, with Bank of North Carolina being the surviving entity, (2) Grantor and Beneficiary have entered into a new Credit Agreement dated the same date as this instrument which amends, modifies, continues, and restates the Credit Agreement dated May 30, 2008, as referenced in the Deed of Trust prior to this Modification, and (3) Beneficiary appointed and substituted Andrew B. Agee as Trustee under the Deed of Trust by Substitution of Trustee recorded prior to this instrument.

MODIFICATION. Grantor, Trustee and Lender hereby modify the Deed of Trust as follows:

1.      Definitions. The definitions of Agreement, Beneficiary and Obligations as set forth in the Deed of Trust are modified to provide as follows, and the definitions of Credit Agreement, Notes, and Prior Agreement are added as follows:

(a)     Agreement. The word “Agreement” means the Prior Agreement as amended, modified, continued, and restated by the Credit Agreement.

(b)     Beneficiary. The word “Beneficiary” means Bank of North Carolina and its successors and assigns.

(c)     Obligations. The word “Obligations” means all of the Obligations as defined in the Deed of Trust and, in addition, all “Obligations” as defined in the Credit Agreement including but not limited to the Notes (together with any and all modifications, extensions, amendments, consolidations, substitutions, replacements, supplements, or renewals thereof), all of which are incorporated herein as if fully set forth in this Modification.

(d)     Credit Agreement. The word “Credit Agreement” means the Credit Agreement by and between Grantor and the Beneficiary of even date herewith, as the same may be amended, restated, renewed, extended, supplemented or otherwise modified from time to time, which Credit Agreement amends, modifies, continues, and restates the Prior Agreement.

(e)     Notes. The word “Notes” means the three promissory notes of even date herewith executed and delivered pursuant to the Credit Agreement by Grantor in favor of Beneficiary as follows: Revolving Credit Note in the principal amount of $7,000,000.00, Term Loan A Note in the principal amount of $1,816,609.03, and Term Loan B Note in the principal amount of $5,271,410.83, as the same, or any of them, may be amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

(f)     Prior Agreement. The words “Prior Agreement” shall mean the Credit Agreement dated May 30, 2008, in the total principal amount of $17,000,000.00 as described in the Recitals on page one of the Deed of Trust, which has been amended, modified, continued, and restated by the Credit Agreement.

2.     Agreement. All references in the Deed of Trust to “Agreement” shall mean the “Agreement” as defined in this Modification.

3.     Beneficiary. All references in the Deed of Trust to “Beneficiary” shall mean the “Beneficiary” as defined in this Modification.

4.     Obligations. All references in the Deed of Trust to “Obligations” shall mean the “Obligations” as defined in this Modification.

5.     Trustee.     All references in the Deed of Trust to “Trustee” shall mean Andrew B. Agee, Trustee, as designated and appointed as Trustee in substitution of LeClairRyan in accordance with Virginia Code Section 55-59(9).

6.     No Novation. The Deed of Trust secures the Obligations as defined in this Modification. There has been no novation with regard to any indebtedness or obligations originally secured by the Deed of Trust, and such indebtedness and obligations of Grantor secured by the Deed of Trust are not extinguished or released hereby. This Modification shall not release or affect the liability of any co-makers, obligors, endorsers, or guarantors of the obligations secured by the Deed of Trust except as may be expressly provided herein. All references to the “Virginia Deed of Trust” in any of the Financing Documents (which include the Credit Agreement and the Notes, and as more particularly defined in the Credit Agreement) shall hereinafter be deemed to refer to the Deed of Trust as amended, modified, continued, and restated hereby and by any other modification or amendment. Grantor represents, affirms and agrees that the Deed of Trust, as modified hereby, along with the Credit Agreement and the other Financing Documents, are and shall remain in full force and effect and be binding upon Grantor without defense or offset of any nature. Beneficiary, by its execution of this Modification, evidences its consent to the modifications herein set forth.

7.     Credit Line Deed of Trust. The parties agree to change the name and address of the Beneficiary as set forth on page 1 of this Modification under the heading THIS IS A CREDIT LINE DEED OF TRUST.

8.     Incorporation of Statutory Provisions. This Modification incorporates into the Deed of Trust the provisions of Virginia Code Section 55-59 and the following provisions of Virginia Code Section 55-60 and Virginia Code Section 55-59.2:

(a)     Exemptions waived.

(b)     Subject to call upon default.

(c)     Renewal, extension or reinstatement permitted.

(d)     Substitution of Trustee permitted.

(e)     Any Trustee may act.

(f)     Advertisement required: Once a week for two consecutive weeks.

9.      Insurance. In addition to the insurance requirements set forth in the Deed of Trust, Grantor covenants to comply with the insurance requirements of the Credit Agreement.

10.    Notices. The address of the Trustee is listed in the preamble of this Modification, and the address of the Beneficiary is listed in the preamble of this Modification.

11.    Grant in Trust. In consideration of the foregoing and other good and valuable consideration, Grantor grants, conveys, transfers, encumbers, pledges and assigns, with general warranty of title and power of sale, to Trustee for the benefit of Lender as Beneficiary, all of the Property as defined and described in the Deed of Trust, including, but not limited to, the Real Property as more particularly described in Exhibit A attached to and made a part of this Modification, IN TRUST to secure the Beneficiary for the payment and performance of the Obligations.

12.    Continuation of Representations, Warranties, etc. All of the representations, warranties, agreements, and covenants of Grantor with respect to the Property (including, but not limited to warranties of title), as set forth in the Deed of Trust, are hereby ratified and affirmed by Grantor.

13.    Effect of Modification. Except as expressly modified above, the terms of the Deed of Trust shall remain unchanged and in full force and effect. Consent by Lender to this Modification does not waive Lender's right to require strict performance of the Deed of Trust as modified hereby nor obligate Lender to make any future modifications. Nothing in this Modification shall constitute a satisfaction or extinguishment of the indebtedness and obligations secured by the Deed of Trust. Grantor and Beneficiary expressly agree that this Modification is effective in accordance with its terms, and they hereby expressly ratify and affirm the Deed of Trust as modified by this Modification and direct the Trustee to execute this Modification.

[Signatures on Following Pages]

SIGNATURE AND ACKNOWLEDGMENT

Grantor has executed this Modification of Credit Line Deed of Trust with the specific intention of creating an instrument under seal as of the date first written above.

GRANTOR:

OPTICAL CABLE CORPORATION, a Virginia corporation

By:	/s/ Tracy G. Smith	(SEAL)
Tracy G. Smith Chief Financial Officer and SVP

COMMONWEALTH OF VIRGINIA

CITY/~~COUNTY~~ OF Roanoke, to wit:

The foregoing instrument was acknowledged before me this 26th day of April, 2016, by Tracy G. Smith, as Chief Financial Officer and SVP of Optical Cable Corporation, a Virginia corporation, on behalf of the corporation.

/s/ Virginia S. Coley	[SEAL]
Notary Public

My commission expires: 7/31/16

Registration Number: 228229

[Signatures Continued on Following Page]

BENEFICIARY:

BANK OF NORTH CAROLINA, a North Carolina banking corporation

By:	/s/ Scott L. Leffel	(SEAL)
Scott L. Leffel
Senior Vice President

COMMONWEALTH OF VIRGINIA

CITY OF ROANOKE, to-wit:

The foregoing instrument was acknowledged before me this 26th day of April, 2016, by Scott L. Leffel, Senior Vice President of Bank of North Carolina, a North Carolina banking corporation, on behalf of the corporation.

/s/ Virginia S. Coley	[SEAL]
Notary Public

My commission expires: 7/31/16

Registration Number: 228229

TRUSTEE:

/s/ Andrew B. Agee	(SEAL)
Andrew B. Agee, Trustee

COMMONWEALTH OF VIRGINIA

CITY OF ROANOKE, to-wit:

The foregoing instrument was acknowledged before me this 26th day of April, 2016, by Andrew B. Agee, Trustee.

/s/ Virginia S. Coley	[SEAL]
Notary Public

My commission expires: 7/31/16

Registration Number: 228229

SCHEDULE A

LEGAL DESCRIPTION

Roanoke County, Virginia

PARCEL 1: ALL THOSE LOTS IN HOLLINS MAGISTERIAL DISTRICT, ROANOKE COUNTY, VIRGINIA, MORE PARTICULARLY DESCRIBED AS “NEW TRACT 2A-1, CONTAINING 11.284 ACRES” AND “TRACT 3E-1A, CONTAINING 11.238 ACRES”, ON PLAT OF SURVEY DATED MARCH 20, 1997, PREPARED BY LUMSDEN ASSOCIATES, P.C., ENTITLED “PLAT SHOWING THE COMBINATION OF TRACT 3C AND TRACT 2A PROPERTY OF OPTICAL CABLE CORPORATION, CREATING HEREON NEW TRACT 2A-1 (11.284 AC.) SITUATED ALONG VALLEYPOINTE PARKWAY AT THE TERMINUS OF NORTH & SOUTH CONCOURSE DRIVE, A COPY OF WHICH SURVEY IS RECORDED IN THE CLERK’S OFFICE, CIRCUIT COURT OF ROANOKE COUNTY, VIRGINIA, IN PLAT BOOK 20, PAGE 72; AND,

BEING THAT PROPERTY DESCRIBED IN DEED BOOK 1403, PAGE 469; IN DEED BOOK 1459, PAGE 1925; AND IN DEED BOOK 1521, PAGE 994; OF RECORD IN THE AFORESAID CLERK’S OFFICE; AND,

PARCEL 2: ALL THAT LOT OR PARCEL OF LAND LYING AT THE INTERSECTION OF VALLEYPOINTE PARKWAY AND NORTH CONCOURSE DRIVE (FORMERLY CONCOURSE DRIVE) IN THE VALLEYPOINTE INDUSTRIAL PARK, CONTAINING .488 ACRE, AS SHOWN ON “PLAT OF SURVEY SHOWING THE SUBDIVISION AND DEDICATION OF THE PROPERTY OF THE BOARD OF SUPERVISORS OF ROANOKE COUNTY”, DATED MAY 10, 1990, AND RECORDED IN THE AFORESAID CLERK’S OFFICE, IN PLAT BOOK 12, PAGE 133; AND,

BEING THAT PROPERTY DESCRIBED IN DEED BOOK 1557, PAGE 1371, OF RECORD IN THE AFORESAID CLERK’S OFFICE.